UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2021

Super League Gaming, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2912 Colorado Avenue, Suite #203 Santa Monica, California 90404
(Address of principal executive offices)

(802) 294-2754

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLGG	Nasdaq Capital Market

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed by Super League Gaming, Inc. (the “Company”) in its Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on August 16, 2021 (the “Quarterly Report”), the Company entered into a Share Purchase Agreement, dated as of August 11, 2021 (the “Purchase Agreement”), with William Roberts, Colin Gillespie, and Robert Pierre (collectively, “Sellers”), pursuant to which the Company agreed to purchase, and Sellers agreed to sell, all of the issued and outstanding common shares of Bannerfy, Ltd., a company organized under the laws of England and Wales (“Bannerfy”) for a total purchase price of $7.0 million (the “Purchase Price”) (the “Acquisition”).

The Acquisition was consummated on August 24, 2021 (the “Closing Date”) in accordance with the terms of the Purchase Agreement. On the Closing Date, the Company paid to Sellers an initial payment of approximately $2.17 million, of which $0.47 million was paid in cash and the remaining $1.7 million in the form of shares of the Company’s common stock at a price per share of $4.10 (the “Closing Share Price”), the closing price of the Company’s common stock on the date of the Purchase Agreement, as reported on the Nasdaq Capital Market. Pursuant to the Purchase Agreement, the Company retained $0.28 million (the “Holdback Amount”) from the aggregate closing consideration of $2.45 million as a holdback in the event the Company incurs any indemnifiable Losses (as defined in the Purchase Agreement) prior to the first anniversary of the Closing Date. If the Company incurs no indemnifiable Losses prior to the first anniversary of the Closing Date, the Company will pay Sellers the Holdback Amount as follows: (i) $55,000 payable in the form of cash, and (ii) approximately $0.22 million in the form of shares of the Company’s common stock at the Closing Share Price.

The remaining Purchase Price is payable to the Sellers in accordance with the terms of the Purchase Agreement, including up to $4.55 million (the “Contingent Consideration”) payable upon the achievement of certain revenue and gross profit thresholds for the remainder of the 2021 fiscal year, and each of the fiscal years ending December 31, 2022, and December 31, 2023. The Contingent Consideration is payable in the form of both cash and shares of the Company’s common stock, as more specifically set forth in the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 10.4 to the Quarterly Report, and which is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

Please see Item 2.01 above with respect to the issuance of shares of the Company’s common stock to the Sellers on the Closing Date, which shares were issued to three (3) non-US persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Gaming, Inc.

Date: August 30, 2021	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer

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